Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 173 to the Registration Statement on Form N1-A (the “Registration Statement”), of our report dated October 30, 2007, relating to the financial statements and financial highlights which appear in the August 31, 2007 Annual Report to Shareholders of the following funds of the Goldman Sachs Trust: Capital Growth Fund, Growth Opportunities Fund, Concentrated Growth Fund, Small Cap Value Fund, Mid Cap Value Fund, Large Cap Value Fund, Growth and Income Fund, and Small/Mid Cap Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 27, 2007